INTERIM INVESTMENT ADVISORY AGREEMENT

     THIS INTERIM INVESTMENT ADVISORY AGREEMENT ("Agreement") made as of the 4th day of April, 2008 by and between Church Capital Management, LLC (the "Investment Adviser"), a Pennsylvania limited liability company, and Church Capital Investment Trust (the "Trust"), an Ohio business trust.

WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and is currently authorized to issue separate series of shares, each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and the statement of additional information constituting parts of the Trust's Registration Statement on Form N-lA filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Act (the "Registration Statement"); and

WHEREAS, the Trust is engaged in the business of investing and reinvesting the assets of each of its series in securities ("the portfolio assets") of the type and in accordance with the limitations specified in the Trust's Agreement and Declaration of Trust (the "Declaration") and Registration Statement, and any representations made in its prospectus and statement of additional information, all in such manner and to such extent as may from time to time be authorized by the Trustees; and

WHEREAS, the Trust has established Church Capital Value Trust (the "Fund") as a series of the Trust, and wishes to employ the Investment Adviser to manage the investment and reinvestment of the Fund's portfolio assets as above specified and, without limiting the generality of the foregoing, to provide management and other services specified below, subject to the requirements of Rule 15a-4 under the Act; and

WHEREAS, the Trust acknowledges that it has received prior to entering into this Agreement a copy of Form ADV Part II as filed by the Investment Adviser with the Commission.

NOW, THEREFORE, the parties agree as follows:

     1. The Trust hereby appoints the Investment Adviser to supervise and direct the investments of and for the Fund and as the Fund's agent and attorney-in-fact with full discretionary and exclusive power and authority to establish, maintain and trade in brokerage accounts for and in the name of the Fund and to buy, sell and trade in all stocks, bonds and other assets of the Fund. The Investment Adviser hereby accepts such appointment and agrees to manage the portfolio assets in a manner consistent with the investment objective, policies and restrictions of the Fund and with applicable law.

     2. Unless advised by the Trustees of the Trust of an objection, the Investment Adviser may, to the extent permitted by applicable laws and regulations, direct that a portion of the brokerage commissions that may be generated by the Fund be




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          applied to payment for brokerage and research services.  Brokerage and research services furnished by brokers may include, but are not limited to, written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts as well as discussions with research personnel; financial publications; and statistic and pricing services utilized in the investment management process. Brokerage and research services obtained by the use of commissions arising from the Fund's portfolio transactions may be used by the Investment Adviser in its other investment activities. In selecting brokers and negotiating commission rates, the Investment Adviser will take into account the financial stability and reputation of brokerage firms and the brokerage, execution and research services provided by such brokers. The benefits which the Fund may receive from such services may not be in direct proportion to the commissions generated by the Fund. The Trust acknowledges that since commission rates are generally negotiable, selecting brokers on the basis of considerations which are not limited to applicable commission rates may result in higher transaction costs that would otherwise by obtainable.

     3. The Investment Adviser may bunch orders for the Fund with orders for the same security for other accounts managed by the Investment Adviser or its affiliates. In such instances, the Fund will be charged the average price per unit for the security in such transactions. Complete records of such transactions will be maintained by the Investment Adviser and will be made available to the Trust upon request.

     4. The Investment Adviser shall report to the Board of Trustees at each meeting thereof important developments affecting the portfolio assets and on the Investment Adviser's own initiative will furnish the Trustees from time to time with such information as the Investment Adviser may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the portfolio assets, the industries in which they engage, or the conditions prevailing in the economy generally. The Investment Adviser will also furnish the Trustees with such statistical and analytical information with respect to the portfolio assets as the Investment Adviser may believe appropriate or as the Trustees reasonably may request. In making purchases and sales of the portfolio assets, the Investment Adviser will bear in mind the policies set from time to time by the Board of Trustees as well as the limitations imposed by the Trust's Agreement and Declaration of Trust, and in the Trust's Registration Statement, in each case as amended from time to time, the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objective, policies and practices, including restrictions applicable to the Fund's portfolio.

     5. The Investment Adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Investment Adviser against any liability to the Fund or to its security holders to which the Investment Adviser




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          would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder,  or by
          reason  of  the  Investment   Adviser's   reckless  disregard  of  its
          obligations and duties hereunder. It is understood that the Investment
          Adviser  may  perform  various  investment   advisory  and  managerial
          services for others, and the Trust agrees that the Investment Adviser may give advice and take action in the performance of its duties with respect to others which may differ from advice given or action taken with respect to the Fund. Nothing contained herein shall in any way constitute a waiver or limitation of any rights which the Fund or its shareholders may have under common law, or any federal or state securities laws.

     6.   This  Agreement  shall  become  effective on the date hereof and shall
          remain   in   effect   for  a  period   of  no  more  than  150  days.
          Notwithstanding the foregoing:

          (a) the Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 10 days written notice of a decision to terminate this Agreement by (i) the Board of Trustees; or (ii) the vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund;

          (b) the Investment Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to the Trust;

          (c) this Agreement shall terminate immediately upon the effectiveness of any new investment advisory agreement between the Trust and the Investment Adviser that has been approved by a majority of the Fund's outstanding voting securities (as defined in the Act) at a meeting called for that purpose; and

          (d) this Agreement shall automatically terminate in the event of any assignment by the Investment Adviser. The term "assignment" as used in this paragraph shall have the meaning ascribed thereto by the Act and any regulations or interpretations of the Commission thereunder.

     7. This Agreement shall not be amended unless such amendment is approved by vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons, as defined in the Act, of any party to this Agreement (other than as Trustees of the Trust), and, if required by law, by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund. This Agreement may not be assigned by the Investment Adviser.

     8. For its services under this Agreement, the Investment Adviser shall be entitled to an investment advisory fee equal to 1.00% per annum of the average daily net assets of the Fund. The investment advisory fee will be computed and accrued daily and paid to the Investment Adviser as provided below. The Investment




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          Adviser's compensation for the period from the date hereof through the last day of the month of the effective date hereof will be prorated based on the proportion that such period bears to the full month. In the event of any termination of this Agreement, the Investment Adviser's compensation will be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

          During the term of this Agreement, the investment advisory fee earned by the Investment Adviser shall be held in an interest-bearing escrow account with the Fund's custodian, U.S. Bank, N.A. located at 425 Walnut Street, Cincinnati, Ohio 45202, and shall be paid out to the Investment Adviser as follows:

          (a) if a majority of the Fund's outstanding voting securities (as defined in the Act) approve a new investment advisory agreement with the Investment Adviser on or before the date that this Agreement is terminated pursuant to Section 6 above, the amount in the escrow account (including interest earned) shall be paid to the Investment Adviser; or

          (b) if a majority of the Fund's outstanding voting securities (as defined in the Act) do not approve a new investment advisory agreement with the Investment Adviser, the Investment Adviser shall be paid, out of the escrow account, the lesser of:

               1. any costs incurred by Investment Adviser in performing this Agreement (including any interest earned on that amount while in escrow); OR

               2. the total amount in the escrow account (including interest earned).

     9. Unless otherwise agreed to in writing by the parties, the Fund shall be responsible and hereby assumes the obligation for payment of all of its expenses, including, but not limited to: (a) payment to the Investment Adviser of the fee provided for in the foregoing paragraph;
          (b) custody, administration and transfer and dividend disbursing expenses; (c) fees of trustees who are not affiliated persons of the Investment Adviser or any administrator of the Trust; (d) legal and auditing expenses; (e) clerical, accounting and other office costs;
          (f) the cost of personnel  providing  services to the Fund,  including
          Chief Compliance Officer services; (g) costs of printing the Fund's prospectuses and shareholder reports for existing shareholders; (h) cost of maintenance of the Fund's corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Commission and with state regulatory authorities;
          (1) expenses related to the filing of the Fund's proxy voting record; and (m) such promotional, shareholder servicing and other expenses as may be contemplated by one or more effective




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          plans  pursuant to Rule 12b-1  under the Act or one or more  effective non-Rule 12b-1 shareholder servicing plans, in each case provided, however, that the Fund's payment of such promotional, shareholder servicing and other expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan or plans.

     10. Except to the extent necessary to perform the Investment Adviser's obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Investment Adviser or its members, officers or employees to engage in any other business or to devote time and attention to the management of other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other individual or entity.

     11. The validity of the Agreement and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provisions, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

     12. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the State of Ohio, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund, and the Investment Adviser shall look only to the assets of the Fund for the satisfaction of such obligations.

     13. The Investment Adviser shall promptly notify the Trust of any change in the ownership or control of the Investment Adviser.




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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first above written.

                                           CHURCH CAPITAL INVESTMENT TRUST



                                           By: /s/ Gerald L. Printz
                                              ----------------------------------
                                              Gerald L. Printz, Chairman




                                           CHURCH CAPITAL MANAGEMENT, LLC



                                           By: /s/ Gregory J. Church
                                              ----------------------------------
                                              Name:  Gregory J. Church
                                              Title:  President